Exhibit 99.1

J.H. Cohn LLP
[LOGO]

Via Federal Express/Overnight

May 3, 2006

Patrick J. Healy, PhD
Chairman of the Audit Committee
Host America Corporation
Two Broadway
Hamden, CT 06518

Dear Dr. Healy:

This letter is to confirm the following matters discussed with you on May 2, 2006:

•	Information has come to our attention that has led our firm to no longer be able to rely on Host America Corporation’s management’s representations.

•	Our report on the 2004 consolidated financial statements of Host America Corporation (Host) and subsidiaries dated September 7, 2004, may no longer be relied upon.

•	We have resigned effective May 2, 2006, as Host’s independent registered public accounting firm and, as of that date, the client - auditor relationship between Host and J.H. Cohn LLP has ceased.

Very truly yours,

/s/ J.H. Cohn LLP

cc: David Murphy, Principal Executive, Financial and Accounting Officer (via fax and Fed Ex)
     Securities and Exchange Commission, PCAOB Letter File (via fax and Fed Ex)